AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

This Amended and Restated Credit Facility Agreement (this “Agreement”) is entered into as of November 11, 2022, between Mobivity Holdings Corp., a Nevada corporation (“Borrower”), and Thomas B. Akin, an individual (“Lender”).

R E C I T A L S

A.    Borrower is in the business of developing and operating proprietary platforms over which brands and enterprises can conduct national and localized, data-driven marketing campaigns.

B.    In order to fund the further development and commercialization of Borrower’s business, Lender and Borrower entered into a Credit Facility Agreement dated as of June 30, 2021 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), pursuant to which Lender provided certain financial accommodations to Borrower on the terms and conditions set forth in the Existing Credit Agreement.

C.    Borrower and Lender now desire to amend and restate the Existing Credit Agreement in its entirety in the form of this Agreement, without constituting any novation of the Existing Credit Agreement or the indebtedness created thereunder.

A G R E E M E N T

NOW THEREFORE, for and in consideration of the loans and advances to be made by Lender to Borrower hereunder, the mutual covenants, promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

1.	Definitions.

The following terms when used in this Agreement will have the following meanings both in the singular and plural forms thereof, except where the context requires otherwise:

“Advance” means any advance of funds by Lender under this Agreement.

“Advance Warrant” has the meaning given to it in Section 2.6.

“Agreement” means this Amended and Restated Credit Facility Agreement, as originally executed and as may be amended, restated, modified, supplemented or replaced from time to time by written agreement between Borrower and Lender.

“Business Day” means any day except Saturday, Sunday and any day which shall be a national legal holiday in The United States of America.

“Collateral” has the meaning given to it in Section 5.2.

“Common Stock” means the $0.001 par value common stock of Borrower.

“Credit Line Period” means the period commencing on the date of this Agreement and ending on January 30, 2023.

“Event of Default” means any event of default described in Section 4 hereof. “Existing Credit Agreement” has the meaning given to it in the Recitals. “Note” has the meaning given to it in Section 2.1.

“Obligations” has the meaning given to it in Section 5.2.

“Outstanding Interest” means $151,398 of unpaid interest owed by Borrower to Lender in respect of advances under the Existing Credit Agreement immediately prior to giving effect to this Agreement.

“Trading Day” means any day on which the Common Stock is tradable for any period on the OTCQB ® Venture Market operated by OTC Markets Group Inc. or on the principal securities exchange, market place or other securities market on which the Common Stock is then being traded.

“VWAP” means, with respect to any date, the volume-weighted average price of the Common Stock quoted on the OTCQB ® Venture Market operated by OTC Markets Group Inc. over the thirty (30) Trading Days immediately preceding such date.

2.	The Loan.

2.1    Advances. From time to time during the Credit Line Period, Borrower may request from Lender, and Lender shall advance to Borrower, up to $6,000,000 of Advances, subject to the terms and upon the conditions set forth in this Agreement, for purposes of funding the further development and commercialization of the Borrower’s business. The Advances shall be evidenced by, and be payable in accordance with, the terms of a convertible promissory note, substantially in the form of Exhibit A attached hereto (the “Note”), executed by Borrower and issued to Lender. Notwithstanding any other provision of this Agreement, Borrower shall not be obligated to make any Advance if the amount of such Advance, plus all other outstanding Advances, would exceed

$6,000,000.

2.2    Manner of Borrowing. Each request by Borrower for an Advance shall be in writing and signed by an executive officer of Borrower (“Advance Request”). Each such Advance Request shall (a) state the amount of the Advance requested and (b) state whether the conditions set forth in Section 3.1 are satisfied as of the date of such request. Each Advance shall be fundable in U.S. dollars by wire transfer from Lender within five (5) Business Days of Lender’s receipt of an Advance Request in accordance with this Section 2.2.

2.3	Payments and Interest.

(a)

On the date of this Agreement, Borrower agrees to pay all Outstanding Interest in kind in Common Stock of the Borrower at a $1.08 price per share. For the avoidance of doubt, the parties hereto acknowledge and agree that, after giving effect to such payment in kind, there shall be no Advances (as defined in the Existing Credit Agreement) or accrued and unpaid interest outstanding under the Existing Credit Agreement.

(b)

Without limiting the foregoing Section 2.3(a), Borrower shall repay the principal amount of all Advances, plus accrued interest thereon, in 24 equal monthly installments commencing on January 31, 2023 and continuing thereafter on the last day of each month (or, if such last day is not a Business Day, on the Business Day immediately preceding such last day. Interest on the unpaid Advances will accrue from the date of each Advance at a rate equal to fifteen percent (15%) per annum. Interest will be calculated on the basis of 365 days in a year.

2.4    Voluntary Prepayments. Borrower may prepay the Advances and accrued interest, in whole or in part, without notice, penalty or charge. All amounts prepaid will be applied first to accrued and unpaid interest and then to unpaid principal.

2.5    Record of Advances. Lender is hereby authorized (but not required) to record all loans, advances and other extensions of credit by it to Borrower, including the amounts of all Advances payable and paid to Lender from time to time hereunder, all of which shall be evidenced by this Agreement and the Note, in its books and records in accordance with its usual practice, such books and records constituting prima facie evidence of the accuracy of the information contained therein; provided, that the failure of Lender to record such information shall not affect Borrower’s obligations under this Agreement and the Note.

2.6    Warrant Consideration. As additional consideration for Lender’s Advances hereunder, Borrower shall issue to Lender one or more warrants (each an “Advance Warrant”) to purchase Common Stock in connection with each Advance or series of Advances (none of which were previously included in any Advance Warrant calculation hereunder). Each such Advance Warrant shall be in the form of Exhibit B attached hereto and entitle Lender to purchase a number of shares of Common Stock equal to twenty percent (20%) of the amount of the Advance, or the aggregate amount of all Advances combined for purposes of triggering the obligation to issue an Advance Warrant divided by the VWAP. Each Advance Warrant shall have a term of three years from the date of the Advance Request, or last Advance Request, to which the Advance Warrant relates and shall be exercisable at a price per share equal to the VWAP used in calculating the number of shares of Common Stock issuable upon exercise of such Advance Warrant.

3.	Conditions of Lending.

3.1    Conditions Precedent to all Advances. The obligation of Lender to make an Advance hereunder is subject to the satisfaction of each of the following, unless waived in writing by Lender:

(a)	no Event of Default will have occurred and be continuing;

(b)	no Event of Default will result from the making of any such Advance; and

(c)

no change, event, or occurrence, individually or when aggregated with other changes, events, or occurrences, will have occurred and be continuing that is materially adverse to the business, properties, financial condition or results of operations of Borrower, individually, or Borrower and its subsidiaries, taken as a whole.

4.	Events of Default and Remedies.

4.1	Events of Default. The term “Event of Default” will mean any of the following events:

(a)	Borrower fails to make any payment when due of any principal or interest under this Agreement or the Note within ten (10) Business Days of its receipt of written notice of non-payment from Lender; or

(b)

Borrower applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for itself or any of its property, or makes a general assignment for the benefit of its creditors; or a trustee, receiver or other custodian will otherwise be appointed for Borrower or any of its assets and not be discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding will be commenced by or against Borrower and be consented to or acquiesced in by Borrower or remain undismissed for thirty (30) days; or Borrower will take any corporate action to authorize, or in furtherance of, any of the foregoing; or

(c)

Any judgments, writs, warrants of attachment, executions or similar process (not undisputedly covered by insurance) in an aggregate amount in excess of $500,000 will be issued or levied against Borrower or any of its assets and will not be released, vacated or fully bonded prior to any sale and in any event within thirty (30) days after its issue or levy; or

(d)	Except to the extent addressed elsewhere in this Section 4.1, Borrower materially breaches any of its representations, warranties, covenants or agreements in this Agreement.

4.2	Remedies. If an Event of Default described in Section 4.1 occurs, the full unpaid principal balance of the Advances, accrued interest and all other obligations of Borrower to Lender will automatically be due and payable without declaration, notice, presentment, protest or demand of any kind (all of which are hereby expressly waived) and any obligation of Lender hereunder will automatically terminate without any liability to Borrower. Upon any Event of Default, Lender will be entitled to exercise any and all rights and remedies available at law or in equity for the collection of the unpaid principal balance of the Advances, accrued interest and all other obligations of Borrower to Lender under this Agreement.

5.    Security Interest and Collateral.. In consideration of this Agreement, and to secure the performance and payment of the obligations that may become owing to the Lender pursuant hereto or otherwise, Borrower hereby grants to Lender, among other things, a security interest in the Collateral as hereinafter described.

5.1    Definitions. All terms used in this Section 5 which are defined in the Nevada Uniform Commercial Code (the “Code”) shall have the same meanings in this Section as in the Code unless the context in which such terms are used herein indicates otherwise.

5.2    Security Interest. To secure the performance and payment of any and all obligations, liabilities and indebtedness of Borrower to Lender arising under this Agreement, however evidenced (including without limitation by promissory note or other instrument) whether direct, indirect, liquidated, or contingent (collectively, the “Obligations”), Borrower grants to Lender a security interest, which shall be superior and prior to all other liens, in all of Borrower right, title and interest in the following property and property rights (collectively, the “Collateral”), being all of the Borrower’s right, title and interest now or hereafter acquired in and to:

5.2.1

All tangible personal property of every kind and description, whether now existing or later acquired, including without limitation, all inventory, goods, materials, supplies, tools, books, records, chattels, furniture, fixtures, equipment and machinery;

5.2.2

All rights to the payment of money, accounts, reserves, deferred payments, refunds, savings and deposits, whether now or later to be received from third parties or deposited by Borrower with third parties (including all utility deposits) contract rights, money instruments, documents, and chattel papers;

5.2.3

All general intangibles and other personal property, including without limitation, contract rights, rights arising under common law, statutes, regulations, choses or things in action, goodwill, registered or unregistered intellectual property rights, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, moneys due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks board tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims; and

5.2.4

All substitutions, replacements, additions, ascensions and proceeds for or to any of the foregoing, and all books, records and files relating to any of the foregoing, including without limitation, computer readable memory and data and any computer software or hardware reasonably necessary to access and process such memory and data.

5.3    Representation, Warranties and Covenants. Borrower hereby represents, warrants and covenants to Lender as follows:

5.3.1

Borrower Owns Collateral. Borrower is the owner of the Collateral, except the portion thereof consisting of after-acquired property and Borrower will be the owner of such after-acquired property, free from any lien, except liens permitted by the Lender.

5.3.2

Places of Business. The location where the major tangible collateral assets and the books and records of Borrower are kept is 3133 West Frye Road, #215, Chandler, Arizona 85226. Borrower shall not (i) change its location; or (ii) change its legal name without, in each case, giving Lender at least thirty (30) days’ prior written notice of any such change.

5.3.3

Maintenance of Collateral. Borrower will, at all times, keep the Collateral in good operating condition and repair, operate and maintain the same in compliance with all laws and insurance policies applicable thereto, and pay promptly when due, all taxes, insurance premiums and other governmental charges upon or relating to any of the property, income or receipts of Borrower.

5.4    Protection of Collateral. In the event of the failure of Borrower to (i) maintain in force and pay for any insurance with respect to the Collateral; (ii) keep the Collateral in good repair and operating condition; (iii) keep the Collateral free from any liens, except liens permitted by Lender; and (iv) pay when due all taxes, levies and assessments on or in respect of the Collateral, Lender, at its option, may (but shall not be required to) procure and pay for such insurance, place the Collateral in good repair and operating condition, or otherwise make good any other aforesaid failure of Borrower and all sums advanced by Lender, with interest thereon at a default interest rate which shall be the maximum interest rate allowable by applicable law and shall be part of Borrower’s obligations to Lender, payable on demand.

5.5    Financing Statements: Further Assurances. Borrower, concurrently with the execution of this Agreement, and from time to time thereafter as requested by Lender, shall execute and deliver to Lender such financing statements, continuation statements, amendments to financing statements and other documents, in form satisfactory to Lender, as Lender may require to perfect and continue in effect the lien of Lender. Borrower irrevocably appoints Lender its attorney-in-fact, in the name of Borrower or Lender, to execute and file from time to time any such financing statements, continuation statements and amendments thereto, which appointment shall be deemed to be a power coupled with an interest.

5.6    Remedies Upon Default. Upon the occurrence of an Event of Default, Lender shall have all the rights and remedies of a secured party under the Code and all other rights and remedies accorded to Lender in equity or law. Upon the request of Lender, Borrower shall assemble and make the Collateral available to Lender at a place designated by Lender. Any notice of sale or other disposition of the Collateral given not less than ten (10) Business Days prior to such proposed action shall constitute reasonable and fair notice of such action. Borrower shall be liable for any deficiency. Borrower expressly waives any right to have the Collateral marshaled on any foreclosure, sale or other enforcement hereof. Upon the occurrence of an Event of Default, Borrower shall, upon the request of Lender, assemble the Collateral and make it available to Borrower at a time and place reasonably convenient to Borrower.

6.	Miscellaneous.

6.1    Waivers, Amendments. The provisions of this Agreement and the Note may from time to time be amended, modified, or waived, if such amendment, modification or waiver is in writing and signed by Lender (and, to the extent adverse to Borrower, by Borrower). No failure or delay on the part of Lender or the holder of the Note in exercising any power or right under such documents will operate as a waiver thereof, nor will any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Borrower in any case will entitle it to any notice or demand in similar or other circumstances.

6.2    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section 6.2 prior to 3:00 p.m. (Phoenix time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section 6.2 on a day that is not a Business Day or later than 3:00 p.m. (Phoenix time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. internationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to Borrower:	Mobivity Holdings Corp. 3133 West Frye Road, # 215 Chandler, Arizona 85226 Attn: Dennis Becker, CEO Email: dennis.becker@mobivity.com
If to Lender:	Thomas B. Akin c/o Talkot Capital, LLC 30 Liberty Ship Way, Suite 3110 Sausalito, CA 94965 Attn: Thomas B. Akin Email: takin@talkot.com Attn: Bryce Daniels Email: bryce@talkot.com or such other address as may be designated in writing hereafter, in the same manner, by such person.

6.3    Severability. Any provision of this Agreement or the Note executed pursuant hereto which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such portion or unenforceability without invalidating the remaining provisions of this Agreement or the Note or affecting the validity or enforceability of such provisions in any other jurisdiction.

6.4    Governing Law; Venue. This Agreement will be deemed to be a contract made under and governed by the laws of the State of Arizona. Borrower and Lender hereby consent to the personal jurisdiction of the state and federal courts located in the State of Arizona in connection with any controversy related to this Agreement, waive any argument that venue in such forums is not convenient and agrees that any litigation in connection herewith will be venued in the state or federal courts located in the State of Arizona.

6.5    Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender.

6.6    Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which will constitute one and the same instrument.

[Continued on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

“Borrower”

MOBIVITY HOLDINGS CORP.,

a Nevada corporation

By: /s/ Lisa Brennan

Lisa Brennan

Chief Financial Officer

“Lender”

/s/ Thomas B. Akin

Thomas B. Akin

EXHIBIT A

to Credit Facility Agreement

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

[FORM OF] CONVERTIBLE NOTE

$

, 20          Chandler, Arizona

FOR VALUE RECEIVED, the undersigned Mobivity Holdings Corp., a Nevada corporation (“Borrower”), promises to pay Thomas B. Akin, an individual (“Lender”), the principal sum of           United States Dollars (US$         ) or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances (as defined in the Credit Agreement referred to below), together with interest thereon, in the manner and upon the terms and conditions set forth herein.

1.    Payment Terms: Maturity. This Note shall bear interest on the unpaid principal amount at the rate of fifteen percent (15%) per annum. The unpaid principal amount and accrued and unpaid interest thereon shall be paid in 24 equal monthly installments commencing on January 31, 2023 and continuing on the last day of each of the next 23 months thereafter (or, if such last day is not a Business Day, on the Business Day immediately preceding such last day), with a final payment due on December 31, 2024 at which time all principal and interest then unpaid shall be due and payable. All payments of principal and interest under this Note will be made in lawful money of the United States of America in immediately available funds at such place as may be designated by Lender to Borrower in writing.

2.    Credit Agreement. This Note is referred to in, and evidences indebtedness incurred under, the Amended and Restated Credit Facility Agreement dated as of November [●], 2022 (referred to herein, as it may be amended, restated, modified, supplemented or replaced from time to time, as the “Credit Agreement”) between Borrower and Lender. The terms and conditions under which Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness or be declared to be immediately due and payable are set forth in the Credit Agreement, the terms and conditions of which are incorporated herein by reference. Terms used herein but not defined shall have the meanings ascribed to them in the Credit Agreement.

3.	Conversion.

a)    Optional Conversion. At any time prior to the earliest of (i) the maturity date set forth in Section 1, (ii) a mandatory conversion pursuant to Section 3(b), and (iii) the closing date of a Corporate Transaction, all or part of the outstanding principal and/or accrued but unpaid interest under this Note may, upon the written election of the Lender, be converted into shares of Common Stock of the Company at the conversion price equal to 85% of the VWAP on the conversion date. The written election of the Lender must specify the amount of outstanding and/or accrued but unpaid interest to be converted and the intended date of such conversion.

b)    Mandatory Conversion. On the date that is five Business Days prior to the date on which the Borrower becomes listed on a national securities exchange (other than the Borrower satisfying any stockholders’ equity requirement to be listed on such national exchange) (the “Event Date”), all of the outstanding principal and accrued but unpaid interest on the Event Date will be automatically converted (the “Mandatory Conversion”) into shares of Common Stock, at a conversion price equal to 85% of the VWAP on the conversion date (the “Conversion Price”).

c)    Corporate Transaction Conversion. On the closing date of a Corporate Transaction, the Lender will be entitled to a cash payment equal to the outstanding principal and accrued but unpaid interest under this Note. “Corporate Transaction” means: (1) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Borrower’s assets; (2) the consummation of a merger or consolidation of the Borrower with or into another entity (except a merger or consolidation in which the holders of capital stock of the Borrower immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Borrower or the surviving or acquiring entity immediately following the consummation of such transaction); or (3) the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Borrower’s capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Borrower (or the surviving or acquiring entity). For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Borrower’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Borrower’s securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of securities in a bona fide financing transaction will not be deemed a “Corporate Transaction.” The Borrower will, not less than ten Business Days prior to the closing date of a Corporate Transaction, give written notice to the Lender stating the material terms and conditions of the Corporate Transaction.

d)    No Fractional Shares. The number of shares and/or units of Borrower securities issuable pursuant to this Section 3 will be rounded down to the nearest whole share.

4.    Acts of Conversion. This Note will be deemed to have been automatically converted on the Event Date, and at such time the rights of the holder of this Note will cease and such holder will be treated for all purposes as the record holder of the Common Stock issuable upon conversion. As promptly as practicable after the Event Date, the Lender will surrender this Note to the Company at its principal office for cancellation. As promptly as practicable after receipt of the Note and the signature pages required by this Section, the Company may at its election either (i) issue a certificate or certificates representing the Common Stock issuable upon conversion, or (ii) not issue any certificate representing the Common Stock and instead document the Lender’s interest in the Common Stock by recording the Common Stock with the Borrower’s transfer agent (or another custodian selected by the Borrower) in book-entry form.

5.    All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

6.    This Note is made under and governed by the internal laws of the State of Arizona, as provided for in the Credit Agreement.

MOBIVITY HOLDINGS CORP.,

a Nevada corporation

By:                   Name:

Title:

EXHIBIT B

to Credit Facility Agreement

FORM OF WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

MOBIVITY HOLDINGS CORP. WARRANT TO PURCHASE COMMON STOCK

Warrant No. [ ]         Original Issue Date: [•], 20

Mobivity Holdings Corp., a Nevada corporation (the “Company”), hereby certifies that, for value received, Thomas B. Akin or his permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [         ] shares of common stock, $0.001 par value (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $[•] (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), at any time and from time to time from on or after the date hereof (the “Trigger Date”) and through and including 5:00 P.M., prevailing Pacific time, on [•], 20 (the “Expiration Date”), and subject to the following terms and conditions:

This Warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain Amended and Restated Credit Facility Agreement (this “Credit Agreement”) dated as of November [●], 2022, between the Company and the Holder. All such warrants are referred to herein, collectively, as the “Warrants.”

1.    Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Credit Agreement.

2.    Registration of Warrants. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.    Registration of Transfers. The Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon (i) surrender of this Warrant, with the Form of Assignment attached as Schedule 2 hereto duly completed and signed, to the Company’s transfer agent or to the Company at its address specified herein (ii) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (iii) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making such representations and certifications as the Company may reasonable request. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Holder of a Warrant.

4.	Exercise and Duration of Warrants.

(a)    All or any part of this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Trigger Date and through and including 5:00 P.M. prevailing Pacific time on the Expiration Date. At 5:00 P.M., prevailing Pacific time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding.

(b)    The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), appropriately completed and duly signed, (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10 below), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5.    Delivery of Warrant Shares. Upon exercise of this Warrant, the Company shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Warrant Shares issuable upon such exercise, with an appropriate restrictive legends. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.

6.    Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.    Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.    Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Shares may be listed.

9.    Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)    Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)    Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the survivor, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and/or receive (as the case may be), and the other obligations under this Warrant. The provisions of this paragraph (c) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

(c)    Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)    Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the sale or issuance of any such shares shall be considered an issue or sale of Common Stock.

(e)    Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(f)    Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material nonpublic information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least ten (10) Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.    Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, the Holder may, in its sole discretion, commencing on the date that is 18 months from the date of this Warrant, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five Trading Days ending on the date immediately preceding the Exercise Date.

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal securities exchange or trading market for such security, as reported by Bloomberg Financial Markets, or, if such exchange or trading market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over- the-counter market on the electronic bulletin board for such security as reported by Bloomberg

Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Warrant Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Credit Agreement (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

11.    No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the number of Warrant Shares to be issued shall be rounded up to the next whole number.

12.    Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Credit Agreement prior to 5:00 p.m. (prevailing Pacific time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Credit Agreement on a day that is not a Trading Day or later than 5:00 p.m. (prevailing Pacific time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next Business Day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if by hand delivery. The address and facsimile number of a party for such notices or communications shall be as set forth in the Credit Agreement unless changed by such party by two Trading Days’ prior notice to the other party in accordance with this Section 12.

13.	Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty

(30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this

Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

14.	Miscellaneous.

(a)    The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 14(a), the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company, contemporaneously with the giving thereof to the shareholders.

(b)    Subject to the restrictions on transfer set forth on the first page hereof, and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(c)    GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN ARIZONA, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY

THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d)    The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)    In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)    Except as otherwise set forth herein, prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

MOBIVITY HOLDINGS CORP.

By:

Dennis Becker

Chief Executive Officer

SCHEDULE 1

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

Ladies and Gentlemen:

(1)    The undersigned is the Holder of Warrant No. [ ] (the “Warrant”) issued by Mobivity Holdings Corp., a Nevada corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)    The undersigned hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

(3)	The Holder intends that payment of the Exercise Price shall be made as (check one):

□	Cash Exercise

□	“Cashless Exercise” under Section 10 of the Warrant

(4)    If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)    Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares in accordance with the terms of the Warrant.

Dated:         ,

Name of Holder:

By:          Name:          Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

SCHEDULE 2

MOBIVITY HOLDINGS CORP. FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto          (the “Transferee” the right represented by the within Warrant to purchase           shares of Common Stock of Mobivity Holdings Corp. (the “Company”) to which the within Warrant relates and appoints                   attorney to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)

the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(a)(1) of the United States Securities Act of 1933, as amended (the “Securities Act”) or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)

the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)	the undersigned has read the Transferee’s investment letter included herewith, and to its actual knowledge, the statements made therein are true and correct; and

(d)

the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

Dated:         ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

Signature:

Email: